SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.  )

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[ ]  Definitive Additional Materials

[ ]  Soliciting Material pursuant to Section 240.14a-11 (e) or
     Section 240.14a-12


                          FRANKLIN ELECTRIC CO., INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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
                               FRANKLIN ELECTRIC

                            400 East Spring Street
                            Bluffton, Indiana 46714

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  To Be Held
                     April 11, 1997 at 10:00 A.M., E.S.T.


To the Holders of Shares of Common Stock of
Franklin Electric Co., Inc.

     THE ANNUAL MEETING OF SHAREHOLDERS (THE "ANNUAL MEETING") OF FRANKLIN ELECTRIC CO., INC. (THE "COMPANY"), AN INDIANA CORPORATION, WILL BE HELD AT THE PRINCIPAL OFFICE OF THE COMPANY, 400 EAST SPRING STREET, BLUFFTON, INDIANA, ON FRIDAY, APRIL 11, 1997, AT 10:00 A.M., E.S.T., FOR THE FOLLOWING
PURPOSES:

1. To elect three directors for terms expiring at the 2000 Annual Meeting of Shareholders;

2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the 1997 fiscal year; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on February 28, 1997 will be entitled to notice of and to vote at the Annual Meeting.

     You are urged to sign and return the enclosed proxy in the envelope provided, whether or not you plan to attend the Annual Meeting. If you do attend, you may nevertheless vote in person which will revoke any previously executed proxy.

By order of the Board of Directors.


                                           DEAN W. PFISTER
                                       Dean W. Pfister, Secretary

Bluffton, Indiana
March 7, 1997

                          FRANKLIN ELECTRIC CO., INC.
                            400 EAST SPRING STREET
                            BLUFFTON, INDIANA 46714

                        ------------------------------

                               PROXY STATEMENT

                        ------------------------------

                        ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 11, 1997

                             GENERAL INFORMATION

     This Proxy Statement (the "Proxy Statement") and the enclosed proxy are furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Franklin Electric Co., Inc. (the "Company"), 400 East Spring Street, Bluffton, Indiana, for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 11, 1997 or any adjournment or postponement thereof. This Proxy Statement, together with the Company's Annual Report to shareholders, including financial statements contained therein, is being mailed to shareholders on or about March 7, 1997. Neither the Annual Report nor the financial statements contained therein are to be considered part of this soliciting material.

     Shareholders are asked to sign and return the enclosed proxy, whether or not they plan to attend the Annual Meeting. If the enclosed proxy is properly signed and returned, the shares represented thereby will be voted in the manner specified in the proxy. If the shareholder does not specify the manner in which the proxy shall be voted, the shares represented thereby will be voted FOR the election of the nominees for director as set forth in this Proxy Statement, FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors, and in accordance with the recommendations of management with respect to other matters that may properly come before the Annual Meeting. A shareholder who has executed a proxy has the power to revoke it at any time before it is voted, by (i) delivering written notice of such revocation to Mr. Dean W. Pfister, Secretary, 400 East Spring Street, Bluffton, Indiana 46714, (ii) executing and delivering a subsequently dated proxy, or (iii) attending the Annual Meeting and voting in person.

     The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. Officers and employees of the Company, without additional compensation, may solicit proxies personally, by telephone or by telegram. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred by them in connection therewith.

             SHAREHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

     The Board of Directors of the Company fixed the close of business on February 28, 1997 as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 10,000,000 shares of Common Stock, $.10 par value (the "Common Stock"), authorized, of which 5,890,929 shares were outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of the shareholders of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting and will be counted as present for purposes of determining whether a quorum is present. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast on any matter submitted to shareholders. A "broker non-vote" occurs when a broker holding shares in street name returns an executed proxy indicating that the broker does not have discretionary authority to vote on a matter.

                        SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the persons known by the Company to be the beneficial owners of more than 5 percent of the Company's Common Stock as of January 31, 1997. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

NAME AND ADDRESS OF            AMOUNT AND NATURE OF       PERCENT
BENEFICIAL OWNER               BENEFICIAL OWNERSHIP      OF CLASS

Fort Wayne National Bank             613,374(1)             10.42
110 W. Berry Street
Fort Wayne, IN 46801

First Chicago NBD Corporation        521,815(2)              8.87
One First National Plaza
Chicago, IL 60670

Patricia Schaefer                    479,021(3)(4)           8.13
405 S. Tara Lane
Muncie, IN 47304

Marvin C. Schwartz                   475,296(3)(5)           8.08
c/o Neuberger & Berman
605 Third Avenue
New York, NY 10158

Diane D. Humphrey                    462,021(3)              7.85
2434 N. Fairway Lane
Bluffton, IN 46714

Ruane, Cunniff & Co., Inc.           356,738(6)              6.06
767 Fifth Avenue, Suite 4701
New York, NY 10153

(1) Fort Wayne National Bank holds these shares as Trustee under the Company's Employee Stock Ownership Plan (the "ESOP") and Directed Investment Salary Plan (the "401(k) Plan"). The 185,657 shares held in the ESOP will be voted pursuant to the direction of the participants to the extent these shares are allocated to participants' accounts. Unallocated shares and shares for which no direction is received from participants will be voted by the Trustee in accordance with the direction of the Employee Benefits Committee of the Company. The Employee Benefits Committee is appointed by the Company's Board of Directors to oversee the Company's employee benefit plans. In the absence of any direction from the Employee Benefits Committee, such shares will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee's fiduciary obligations. The 427,717 shares held by the 401(k) Plan will be voted in accordance with the direction of the Employee Benefits Committee and, in the absence of any such direction, in the discretion of the Trustee. The Trustee does not have investment power over any of the shares held by the ESOP or the 401(k) Plan.
(2) First Chicago NBD Corporation holds 498,515 of these shares as Trustee under the Company's defined benefit pension plans. According to a
      Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on February 4, 1997, First Chicago NBD Corp. has sole voting power with respect to 23,300 shares, shared voting power with respect to 498,515 shares, sole investment power with respect to 23,300 shares, and no shared investment power.
(3) Pursuant to the Company's Board-authorized stock repurchase program, on January 29, 1997 the Company made the following purchases of the Company's Common Stock in privately negotiated transactions at a price of $48 per share: (i) 175,000 shares from Patricia Schaefer (a director of the Company) for a total consideration of $8,400,000; (ii) 175,000 shares from Diane D. Humphrey (a greater than 5% beneficial owner of the Company's Common Stock) for a total consideration of $8,400,000; and
      (iii) 150,000 shares from Neuberger & Berman on behalf of its various clients, including Marvin C. Schwartz (a greater than 5% beneficial owner of the Company's Common Stock) for a total consideration of $7,200,000.
(4) Includes 8,000 shares issuable pursuant to stock options exercisable within 60 days after January 31, 1997.
(5) According to a Schedule 13D filed with the SEC on January 13, 1994, Marvin Schwartz beneficially owned 507,160 shares of the Company's Common Stock, of which he had sole investment and sole voting power with respect to 422,570 shares, shared investment power with respect to 84,590 shares and no shared voting power. Subsequent to this Schedule 13D filing, Mr. Schwartz made further purchases and sales of the Company's Common Stock (including the sale to the Company as described in footnote 3). As a result, Mr. Schwartz beneficially owns 475,296 shares of the Company's Common Stock of which he has sole investment and sole voting power with respect to 398,762 shares, shared investment power with respect to 76,534 shares and no shared voting power.
(6) According to a Schedule 13G filed with the SEC on February 7, 1997, Ruane Cunniff & Co., Inc. has sole investment power with respect to 356,738 shares, sole voting power with respect to 95,925 shares and no shared voting or investment power.

     The following table shows the number of shares of Common Stock beneficially owned by directors, nominees, each of the executive officers named in the "Summary Compensation Table" below, and all executive officers and directors as a group, as of January 31, 1997. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

NAME OF                      AMOUNT AND NATURE OF       PERCENT
BENEFICIAL OWNER             BENEFICIAL OWNERSHIP      OF CLASS

Patricia Schaefer                   479,021(1)             8.13

William H. Lawson                   284,078(1)(2)(3)       4.66

John B. Lindsay                     202,160(1)(2)(3)       3.42

William J. Foreman                   38,617(1)(2)(3)        *

Donald J. Schneider                  35,610(1)              *

Kirk M. Nevins                       25,496(1)(2)(3)        *

Donald R. Hobbs                      21,293(1)(2)(3)        *

Gerard E. Veneman                    10,548(1)              *

Robert H. Little                     10,042(1)              *

Juris Vikmanis                        9,000(1)               *

Jess B. Ford                          6,067(1)(3)           *

Howard B. Witt                        2,200(1)              *

All directors and                 1,124,132(1)(2)(3)      18.13
executive officers as
a group (12 persons)

* Less than 1 percent of class

(1) Includes shares issuable pursuant to stock options exercisable within 60 days after January 31, 1997, as follows: Ms. Schaefer, 8,000 shares; Mr. Lawson, 206,245 shares; Mr. Lindsay, 20,000 shares; Mr. Foreman, 26,880 shares; Mr. Schneider, 7,000 shares; Mr. Nevins, 8,000 shares; Mr. Hobbs, 14,000 shares; Mr. Veneman, 5,000 shares; Mr. Little, 8,000 shares; Mr. Vikmanis, 4,000 shares; Mr. Ford, 6,000 shares; Mr. Witt, 2,000 shares; and all directors and executive officers as a group, 315,125 shares.
(2) Includes shares held by the ESOP Trustee as to which the individuals do not have investment power as follows: Mr. Lawson, 1,397; Mr. Lindsay, 1,149; Mr. Foreman, 931; Mr. Nevins, 902; Mr. Hobbs, 779; and all executive officers as a group, 5,158.
(3) Includes shares held by the 401(k) Plan Trustee as to which the individuals do not have voting power as follows: Mr. Lawson, 197; Mr. Lindsay, 2,948; Mr. Foreman, 3,806; Mr. Nevins, 7,794; Mr. Hobbs, 2,074; Mr. Ford, 67; and all executive officers as a group, 16,886.

           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and greater than 10 percent shareholders of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company and to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of these reports furnished to the Company and representations that no other reports were required to be filed, the Company believes that during the past fiscal year its directors, officers and greater than 10 percent shareholders complied with all applicable Section 16(a) filing requirements applicable to them during 1996.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors consists of eight directors divided into three classes of two or three directors each. Each year, the directors of one of the three classes are to be elected to serve terms of three years and until their successors have been elected and qualified. Three directors are to be elected at the Annual Meeting this year. The election of a director requires the affirmative vote of a majority of the shares voted.

     Robert H. Little, Patricia Schaefer and Gerard E. Veneman have been nominated to serve as directors of the Company. Mr. Little, Ms. Schaefer, and Mr. Veneman are currently directors of the Company. Each nominee has indicated their willingness to serve as a director if elected. If, however, any nominee is unwilling or unable to serve as a director, it is the intention of management to nominate such other person as a director as it may in its discretion determine, in which event the shares represented by the proxies will be voted for such other person.

             INFORMATION CONCERNING NOMINEES AND DIRECTORS

     The ages, principal occupations during the past five years and certain other affiliations of the director nominees and the continuing directors, and the years in which they first became directors of the Company, are as follows:

NOMINEES FOR TERMS EXPIRING IN 2000
                                                             DIRECTOR
NAME AND POSITION        AGE  PRINCIPAL OCCUPATION            SINCE

Robert H. Little,         61  Retired; President, Waddle        1987
  Director of the Company     Manufacturing Inc., a producer
                              of precision metal fabrications
                              for the electronics and medical
                              device industries.

Patricia Schaefer,        66  Retired; Director Muncie Public   1982
  Director of the Company     Library; Muncie, Indiana.


Gerard E. Veneman,        76  Retired; President, Nekoosa       1969
  Director of the Company     Papers Inc. and Executive
                              Vice President, Great Northern
                              Nekoosa Corp. from 1970 to 1985,
                              producers of paper and paper
                              products.  Director, Sentry
                              Insurance a Mutual Company,
                              and WCN Bank Corp.

Continuing Directors


DIRECTORS WHOSE TERMS EXPIRE IN 1998
                                                             DIRECTOR
NAME AND POSITION        AGE  PRINCIPAL OCCUPATION            SINCE

William H. Lawson,        60  Chairman of the Board and         1985
  Chairman of the Board       Chief Executive Officer of the
  and Chief Executive         Company.  Director of Skyline
  Officer                     Corporation and Sentry Insurance
                              a Mutual Company.

Donald J. Schneider,      61  President of Schneider National   1988
  Director of the Company     Inc., an asset based logistics
                              company.  Director of Green Bay
                              Packers and St. Norbert College.

DIRECTORS WHOSE TERMS EXPIRE IN 1999
                                                             DIRECTOR
NAME AND POSITION        AGE  PRINCIPAL OCCUPATION            SINCE

John B. Lindsay,          54  President of the Company          1996
  President and               since October 1995.  Executive
  Director of the Company     Vice President of the
                              Company from 1993 to
                              1995.  Vice President
                              from 1986 to April 1993.
                              Director, Old First
                              National Bank.

Juris Vikmanis,           59  Retired; Vice President,          1988
  Director of the Company     Aerospace Operations, Amphenol
                              Corporation from 1992 to 1993,
                              an aerospace company; formerly
                              Corporate Senior Vice President,
                              Square D Company until the sale
                              of that company in 1991; prior
                              thereto, Executive Vice
                              President, Square D Company from
                              1989 to 1990.

Howard B. Witt,           56  Chairman of the Board             1994
  Director of the Company     since 1993, President and
                              Chief Executive Officer
                              since 1990, Littelfuse,
                              Inc.; a manufacturer of
                              electronic, electrical and
                              automotive fuses.  Director,
                              Artisan Fund's Inc.


             INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     Directors who are not employees of the Company are paid an annual director's fee of $20,000 plus a fee of $750 for each regular Board or Board committee meeting attended. Each committee chairman receives an additional annual fee of $1,500. Directors who are employees of the Company receive no additional compensation for serving on the Board or Board committees.

     Nonemployee directors participate in the 1990 Nonemployee Director Stock Option Plan (the "1990 Director Plan"), which provides for the automatic grant on the date of the Annual Meeting of Shareholders of a nonqualified stock option to purchase 3,000 shares of Common Stock to each nonemployee director who is then elected or re-elected as a director by the shareholders. On April 12, 1996, Juris Vikmanis and Howard B. Witt each received upon their re-election to the Board at the 1996 Annual Meeting an option to purchase 3,000 shares at an exercise price of $37.00 per share under the 1990 Director Plan. Following the option grants at the 1997 Annual Meeting, no further shares will be available for issuance under the 1990 Director Plan, and the 1990 Director Plan will be replaced with the 1996 Nonemployee Director Stock Option Plan (the "1996 Director Plan"). The 1996 Director Plan has 90,000 shares of Common Stock for issuance and is otherwise substantially identical to the 1990 Director Plan.

     The Company has a Consulting Directors' Plan (the "Plan"), for nonemployee directors who retire from Board service at age 70 or older. Under the Plan, a retiring director may enter into a consulting agreement with the Company under the terms of which the consulting director agrees to be available for consultation from time to time and is entitled to receive an annual fee for such services equal to the director's fee in effect at retirement, for the same number of years of service as director. Currently, Mr. Kraus, Dr. Lamberti and Mr. Keefer, who retired in 1985, 1988 and 1996, with 29, 19 and 28 years of service, respectively, participate in this Plan. Messrs. Kraus and Lamberti each received an annual fee of $15,000 in 1996.
Mr. Keefer received an annual fee of $20,000 in 1996.

     The Board held five (5) regularly scheduled meetings during 1996 and no special meetings. Each director attended 75 percent or more of the aggregate meetings of the Board and Board committees of which he or she was a member.

     The committees of the Board are: the Audit Committee and the Personnel and Compensation Committee.

     AUDIT COMMITTEE. Members of the Audit Committee currently are Robert H. Little (Chairman), Patricia Schaefer and Juris Vikmanis. It is the responsibility of the Audit Committee to advise and make recommendations to the Board of Directors in all matters regarding the Company's accounting methods and internal control procedures. Specific duties of the Audit Committee include: (i) the review of the scope of the annual audit by the Company's independent public accountants and the procedures to be employed and estimated compensation to be paid therefor, (ii) the review of the audit results and financial statements with the independent public accountants and the chief financial officer of the Company, (iii) the review of changes in accounting policies having a significant effect on the Company's reports, (iv) the preparation and presentation to the Board of a report summarizing recommendations with respect to retention or discharge of the independent public accountants, (v) the review of letters of recommendation from the independent public accountants and determining that management has adequately considered or implemented, or both, such recommendations, (vi) meeting periodically with the Company's financial staff to assure that the internal auditing staff is able to express its concerns, either directly to the Audit Committee or through the independent public accountants, and to review the scope of the internal accounting and auditing procedures, (vii) the review of the results and administration of the Company's defined benefit and defined contribution plans, (viii) the review of the Company's policies on improper payments and conflicts of interest, and (ix) the review of officer expense reimbursements. The Audit Committee held two (2) meetings in 1996.

     PERSONNEL AND COMPENSATION COMMITTEE. Members of the Personnel and Compensation Committee (the "Compensation Committee") currently are Gerard E. Veneman (Chairman), William H. Lawson, Donald J. Schneider and Howard B. Witt. The Compensation Committee determines and approves the annual salary, bonus and other benefits of the chief executive officer and the other executive officers and directors of the Company; reviews and submits to the Board of Directors recommendations concerning stock plans; and periodically reviews the Company's policies in the area of management benefits. The Compensation Committee also oversees the Company's management development and organization structure. The Compensation Committee also initiates nominations of directors, submitting recommendations to the Board for approval. Nominations for the election of directors may also be made by any shareholder entitled to vote in the election of directors, provided that written notice of intent to make a nomination is given to the Secretary of the Company not later than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders. Such notice shall set forth: (i) information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) the consent of such nominee to serve as a director of the Corporation if so elected. The Personnel and Compensation Committee held three (3) meetings in 1996.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     William H. Lawson, the Chief Executive Officer of the Company, is a member of the Compensation Committee. Mr. Lawson does not participate in the determination of his compensation or benefits.

                   COMPENSATION COMMITTEE REPORT

     It is the philosophy of the Compensation Committee to maintain a compensation program to attract and retain executive officers who can successfully build the Company's long-term strategic capability. The Compensation Committee has retained a compensation consulting firm to provide information on compensation packages of firms of similar size and industries to aid in the design of its package for the Company's executive officers. The Committee encourages superior performance through the use of annual performance targets for the purpose of determining cash bonuses as well as stock incentive vehicles designed to closely align the executive's reward to that of the shareholders. The Chief Executive Officer is a member of the Committee. He does not participate in the Committee's determination of his compensation package.

     For the Chief Executive Officer, the current compensation package includes a base salary, an annual incentive cash bonus and stock options. The Compensation Committee believes the combined value of base salary plus bonus approximates market value of base salary and bonus provided to similarly situated executives as reflected in published market surveys. The Compensation Committee believes, however, that a significant portion of executive officer compensation should be dependent upon corporate performance. Accordingly, base salaries have been established somewhat below market levels, while a greater than average annual incentive cash bonus may be achieved.

     The Compensation Committee has set a benchmark to determine the level, if any, of the annual incentive cash bonus to be paid. The benchmark used is pre-tax return on assets. Considering this ratio and other qualitative measures, a bonus percentage of base salary is determined. The Committee awarded the Chief Executive Officer an incentive cash bonus of 53 percent of base salary for 1996.

     The annual compensation of the other executive officers includes a base salary and an annual incentive cash bonus, determined similarly to that described above for the Chief Executive Officer. The Committee awarded these executive officers an incentive cash bonus of 62 percent of their base salary for 1996.

     As an additional incentive, the Committee makes grants and awards under the Company's shareholder-approved stock option and restricted stock plans as well as offering officers the opportunity to purchase shares under the shareholder-approved stock purchase plan. The purpose of these plans is to encourage elective stock ownership, offer long-term performance incentive and to more closely align the executive's compensation with the return received by the Company's shareholders. Using information, observations and recommendations on incentive compensation programs provided by an outside consultant, the Committee reviews annually the financial incentives to officers under prior grants and awards and determines whether additional grants or awards are appropriate. In 1996, the Committee made a stock option grant to three executive officers, Mr. Ford, Mr. Hobbs and Mr. Nevins, as a part of their compensation package.

     Section 162(m) of the Internal Revenue Code, which sets limitations on the deductibility of executive compensation, did not affect compensation paid to any executive officer in 1996 and is not expected to have an effect on compensation payable in 1997.

G. E. Veneman      D. J. Schneider
W. H. Lawson       H. B. Witt

                         STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on an investment in (1) the Company's Common Stock (including reinvestment of dividends in 1993, 1994, 1995 and 1996 when the Company paid a dividend on its shares), (2) the Standard & Poor's 500 Stock Index (including reinvestment of dividends) and (3) the NASDAQ Non-Financial Stock Index (including reinvestment of dividends) for the period December 31, 1991 through December 31, 1996. In each case, the graph assumes the investment of $100 on December 31, 1991.

$300

                                                                 262<F1>

                                                                 206<F2>
$200                      198<F1>      192<F1>                   203<F3>
                                                   188<F1>
                                                   169<F2>
             133<F1>      126<F2>      121<F2>     165<F3>
             109<F2>      118<F3>      120<F3>
$100         108<F3>




  $0
 1991         1992         1993         1994         1995         1996
                                    YEAR

<F1> FRANKLIN ELECTRIC
<F2> NASDAQ NON-FINANCIAL
<F3> S & P 500

                       SUMMARY COMPENSATION TABLE

     The following table sets forth compensation information for the years 1994 through 1996 for the Company's Chief Executive Officer and the Company's other executive officers who received compensation in excess of $100,000 during 1996.


                              ANNUAL COMPENSATION   LONG-TERM COMPENSATION AWARDS
                              -------------------   -----------------------------
                                        BONUS                         SECURITIES
                                     (PERFORMANCE    RESTRICTED       UNDERLYING
NAME AND                                 BASED         STOCK            OPTIONS        ALL OTHER
PRINCIPAL POSITION    YEAR      SALARY INCENTIVE)      AWARD<F1>      (# OF SHARES)   COMPENSATION<F2>
------------------    ----      ------ ----------    ---------      -------------   ----------------
William H. Lawson,    1996    $383,000  $203,000         -               -             $14,465
  Chairman of the     1995     383,000   100,000         -            100,000           28,501
  Board and Chief     1994     300,000   210,000         -             80,000           14,465
  Executive Officer

John B. Lindsay,      1996    $239,500  $148,000         -               -              $5,250
  President           1995     208,000    85,000         -               -               5,250
                      1994     160,000   112,000      $530,000         50,000            5,250

Jess B. Ford,<F3>     1996    $160,000  $ 99,000         -             15,000           $5,250
  Vice President and
  Chief Financial
  Officer

William J. Foreman,   1996    $125,000  $ 77,000         -               -              $5,250
  Vice President<F4>  1995     111,500    75,000         -               -               5,250

Donald R. Hobbs,<F5>  1996    $115,104  $ 71,000         -             10,000           $5,250
  Vice President,
  Submersible Motor
  Marketing

Kirk M. Nevins,<F4>   1996    $125,000  $ 77,000         -             10,000           $7,654
  Vice President,     1995     117,000    50,000         -               -              $5,250
  Sales


<F1>  Messrs. Lindsay, Nevins and Foreman received awards in 1994 of 20,000,
      5,000 and 7,000 shares, respectively, under the 1988 Stock Incentive Award Plan. The December 28, 1996 market values of these shares were $905,000, $226,250 and $316,750, respectively.
<F2>  All Other Compensation reflects Company matching contributions to defined contribution plans for each executive officer, except that the amounts shown for Mr. Lawson also include premiums incurred by the Company in connection with executive split-dollar insurance arrangements that restore Mr. Lawson's benefits to the level in effect when he was first employed by the Company adjusted for benefit increases, if any, awarded to all covered employees and reimbursement of taxes paid in connection with the Company's Pension Restoration Plan. The matching contributions and split-dollar insurance premium payments for Mr. Lawson were $5,250 and $9,215, respectively, in each of 1996, 1995 and 1994. Mr. Lawson was also reimbursed for $14,036 of taxes paid in 1995. In addition, Mr. Nevins received a twenty-five year anniversary bonus of $2,404 in 1996.
<F3>  Mr. Ford was hired by the Company in October, 1995.
<F4>  Mr. Nevins and Mr. Foreman were elected executive officers of the
      Company in July, 1995.
<F5>  Mr. Hobbs was elected executive officer of the Company in April, 1996.

                         OPTION GRANTS IN LAST FISCAL YEAR

                                                                   Potential
                             Percent                            Realizable Value
                Number of    of Total                         at Assumed Annual
                Securities   Options    Exercise             Rates of Stock Price
                Underlying  Granted to    or                    Appreciation for
                 Options    Employees    Base                    Option Term<F2>
                 Granted    in Fiscal   Price   Expiration    -------------------
Name              (#)<F1>     Year      ($/Sh)     Date        5% ($)     10% ($)
----              ------      ----      ------     ----        ------     -------
William H. Lawson   -          -          -         -            -           -

John B. Lindsay     -          -          -         -            -           -

Jess B. Ford     15,000       14       $42.00    12/13/06     396,204   1,004,058

William J. Foreman  -          -          -         -            -           -

Donald R. Hobbs  10,000        9       $42.00    12/13/06     264,136     669,372

Kirk M. Nevins   10,000        9       $42.00    12/13/06     264,136     669,372


<F1>  Options were granted on December 13, 1996 and vest 20 percent each year over a five-year period.
<F2>  Amounts represent hypothetical gains that could be achieved based upon assumed annual compound stock appreciation rates of 5 percent and 10 percent over the original full (10-year) term of the options. The 5 percent and 10 percent rates of stock appreciation are mandated by SEC rules and do not represent the Company's estimate of the future market
      price of its Common   Stock.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                         YEAR-END OPTION VALUES

                                            Number of
                                            Securities             Value of
                                            Underlying            Unexercised
                                            Unexercised           In-the-Money
                   Shares                   Options at            Options at
                  Acquired                    Fiscal                 Fiscal
                     on        Value         Year-End (#)          Year-End ($)
                  Exercise    Realized<F1>  Exercisable/          Exercisable/
Name                (#)         ($)        Unexercisable         Unexercisable<F2>
----              --------    --------     -------------        -----------------
William H. Lawson  24,327     $775,788    206,245/128,000      6,727,081/2,040,000

John B. Lindsay    27,000      752,875     20,000/ 30,000        375,000/  562,500

Jess B. Ford         -            -         6,000/ 39,000         79,500/  366,750

William J. Foreman   -            -        26,880/ 12,000        879,069/  225,000

Donald R. Hobbs     4,440      160,328     14,000/ 16,000        441,250/  145,000

Kirk M. Nevins       -            -         8,000/ 16,000        221,500/  145,000


<F1>  Based on the excess of the fair market value of the Common Stock over the option price on the date of exercise.
<F2>  Based on fair market value of the Common Stock of $45 1/4 on December
      28, 1996.

                        COMPENSATION PURSUANT TO PLANS

                                   PENSIONS

     The Company has three pension plans in which executive officers participate: the Franklin Electric Co., Inc. Basic Retirement Plan, the Franklin Electric Co., Inc. Contributory Retirement Plan, and the Franklin Electric Co., Inc. Pension Restoration Plan (collectively referred to herein as the "Pension Plans"). The Company also maintains a fourth pension plan covering employees of a subsidiary; no executive officers participate in this plan.

     The following table illustrates the approximate combined annual pension benefit payable upon retirement at age 65 under the Pension Plans, after integration with social security. In the table, Annual Compensation is based on the highest thirty-six consecutive months' compensation which includes salary and bonus.

           COMBINED ANNUAL PENSION AMOUNT, INCLUDING SOCIAL SECURITY

ANNUAL
COMPEN-                         YEARS OF SERVICE
SATION         10         15         20         25         30         35
--------------------------------------------------------------------------

$150,000   $ 52,500   $ 60,000   $ 67,500   $ 75,000   $ 84,900   $ 96,400
 200,000     70,000     80,000     90,000    100,000    105,900    120,900
 250,000     87,500    100,000    112,500    125,000    126,900    145,400
 300,000    105,000    120,000    135,000    150,000    150,000    169,900
 350,000    122,500    140,000    157,500    175,000    175,000    194,400
 400,000    140,000    160,000    180,000    200,000    200,000    218,900
 450,000    157,500    180,000    202,500    225,000    225,000    243,400
 500,000    175,000    200,000    225,000    250,000    250,000    267,900
 550,000    192,500    220,000    247,500    275,000    275,000    292,400
 600,000    210,000    240,000    270,000    300,000    300,000    316,900

     Estimated years of service for the named executive officers eligible to receive the foregoing pension amounts are as follows: Mr. Lawson, 11 years; Mr. Lindsay, 19 years; Mr. Ford, 1 year; Mr. Foreman, 27 years; Mr. Hobbs, 12 years; and Mr. Nevins, 24 years.

                                  AGREEMENTS

     The Company has employment agreements with William H. Lawson, Chairman and Chief Executive Officer, and Jess B. Ford, Vice President and Chief Financial Officer (the "Employees"). The agreements may be terminated by either the Company or the Employees upon 90 days advance written notice.
Under the agreements, the Company, depending on the reason for termination of employment, may be required to pay the Employees their annual compensation, including bonus, for a period of one year after termination and all stock options and stock appreciation rights held by the Employees may become immediately exercisable. If termination is effected in connection with a change in control of the Company, the Company may be required to pay Mr. Lawson and Mr. Ford their annual compensation for up to three years and two years, respectively, from the date of termination or change in control, whichever is earlier, and to continue to provide them with certain benefits under the Company's benefit plans in which they were a participant at the time of their termination of employment.

     Mr. Lindsay, President, owes the Company $452,000 as of January 31, 1997 for amounts borrowed in connection with a stock purchase under the Company's 1988 Executive Stock Purchase Plan. The borrowing is evidenced by a non-recourse promissory note bearing no interest, and the related shares are pledged to secure repayment. The maximum amount outstanding at any time during the last fiscal year was $477,000.

                        RATIFICATION OF THE APPOINTMENT
               OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

     The Board of Directors has appointed, subject to ratification by the shareholders, the firm of Deloitte & Touche LLP as independent auditors for the 1997 fiscal year. Although shareholder ratification is not legally required, the Board of Directors believes it advisable to submit its decision to the shareholders. Deloitte & Touche LLP has acted as auditor for the Company since 1988.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to questions relating to their examinations of the Company's financial statements.

                            SHAREHOLDER PROPOSALS

     November 7, 1997 is the date by which proposals of shareholders intended to be presented at the next Annual Meeting must be received by the Company to be considered for the inclusion in the Company's proxy statement for the 1998 Annual Meeting.

                                OTHER BUSINESS

     Management has no knowledge of any other matters to be presented for action by the shareholders at the 1997 Annual Meeting. The enclosed proxy gives discretionary authority to the persons designated as proxies therein to vote on any additional matters that should properly and lawfully be presented.


By order of the Board of Directors
Dated:  March 7, 1997

Dean W. Pfister, Secretary

                                  APPENDIX 1

FRANKLIN ELECTRIC PROXY

Franklin Electric Co., Inc.
400 East Spring Street
Bluffton, IN 46714

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints William H. Lawson and Dean W. Pfister as Proxies, and each of them, with full power of substitution, with all power the undersigned would possess if personally present, and to vote all shares of common stock of Franklin Electric Co., Inc. held of record by the undersigned on February 28, 1997, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on April 11, 1997 or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS. Proposal to elect Robert H. Little, Patricia Schaefer and Gerard E. Veneman as directors to serve until the 2000 Annual Meeting of Shareholders,
      FOR all nominees[ ]     WITHHOLD AUTHORITY to vote for all nominees[ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)
        Robert H. Little         Patricia Schaefer       Gerard E. Veneman

2. APPOINTMENT OF INDEPENDENT AUDITORS. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the 1997 fiscal year.
          [ ]FOR     [ ]AGAINST     [ ]ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED                                , 1997
     --------------------------------


-------------------------------------------
                Signature


-------------------------------------------
         Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.